ROSS MILLER
Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: nvsos.gov
	Filed in the office of	Document Number
20080818008-95
Filing Date and Time 12/17/2008 3:00 PM
Ross Miller Secretary of State State of Nevada
Entity Number E0765012008-7
Article of Incorporation (PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY- DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY
1. Name of Corporation		Quantum Assets, Inc.

2. Registered Agent for Service of Process: (Check only one box)		☒ Commercial Registered Agent :	Incorp. Services, Inc.
Name
		☐Noncommercial Registered Agent (Name and Address)	or ☐ Office or Position With Entity (Name and Address below)

Name of Noncommercial Registered Agent OR Name of Titles of Office or Other Position with Entity
Nevada
	Street Address		City		Zip Code
Nevada
	Mailing Address(If different from street address		City		Zip Code

3. Authorised Stock: (Number of shares corporation is authorized to issue)		Number of shares with par value: 110,000,000	Par value per share $: .00001	Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age ;attach additional page if more then two director/trustee)	1.	Steve Curling
Name
		19827 A Henderson Rd.	Cornelius	NC	28031
		Street Address	City	State	Zip Code
2.
Name

		Street Address	City	State	Zip Code
5. Purpose: (optional: see instructions)		The puspose of the corporation shall be:
Any legal purpose

6. Name, Address and Signatures of Incorporator: ( attach additional page if more than one incorporator)		Jillian Sidoti	X
		Name	Incorporator Signature
		34721 Myrtle Court	Winchester	CA	92596
		Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:		I hereby accept appointment as Registered Agent for the above named entity.
		X on Behalf of Incorp. Services			11/21/08
		Authorized Signature of Registered Agent or on Behalf of Registered Agent Entity			Date

This form must be accompanied by appropriate fees	Neveda Secretary of State NRS 78 Articles Revised on 7-1-08

ARTICLES OF INCORPORATION
OF
QUANTUM ASSETS, INC.

ARTICLE I
NAME

The name of the corporation shall be Quantum Assets, Inc. (hereinafter, the "Corporation").

ARTICLE II
REGISTERED OFFICE

The name and street address of the Corporation's registered agent in the State of Nevada is Incorp Services, Inc., 375 N Stephanie St. Ste 1411, Henderson, NV 89074-8909.

ARTICLE III
CAPITAL STOCK

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is one hundred ten million (110,000,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock," with all of such shares having a par value of $.0001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is one hundred million (100,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is Ten million (10,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights of the Preferred Stock and the qualifications, limitations, or restrictions relating thereto, shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article III.

Section 2.  Common Stock.

(a) Dividend Rate. Subject to the rights of holders of any Preferred Stock having preference as to dividends and except as otherwise provided by these Articles of Incorporation, as amended froim time to time (hereinafter, the "Articles") or Ihe Nevada Revised Statues, as the same may be amended and supplemented (hereinafter, the "NRS"), the holders of Common Stock shall be entitled to receive dividends when, as and if declared by the board of directors out of assets legally available therefor.

(b) Voting Rights. Except as otherwise provided by the NRS, the holders of the issued and outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock. No holder of shares of Common Stock shall have the right to cumulate votes.

(c) Liquidation Rights. In the event of liquidation, dissolution, or wmding up of the affairs of the Corporation, whether voluntary or involuntary, subject to the prior rights of holders of Preferred Stock to share ratably in the Corporation's assets, the Common Stock and any shares of Preferred Stock which are not entitled to any preference in liquidation shall share equally and ratably in the Corporation's assets available for distribution after giving effect to any liquidation preference of any shares of Preferred Stock. A merger, conversion, exchange or consolidation of the Corporation with or into any other person or sale or transfer of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution oF assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(d)  No Conversion, Redemption, or Preemptive Rights. The holders of Common Stock shall not have any conversion, redemption, or preemptive rights.

(e)  Consideration for Shares. The Common Stock authorized by this Article shall be issued for such consideration as shall be fixed, from time to time, by the board of directors.

Section 3. Preferred Stock.

(a) Designation, The board of directors is hereby vested with the authority from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by these Articles, and to prescribe with respect to each such series the voting powers, if any, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including, without limiting the generality of the foregoing: the voting rights relating to the shares of Preferred Stock of any series (which voting rights, if any, may be full or limited, may vary over time, and may be applicable generally or only upon any stated fact or event); the rate of dividends (which may be cumulative or non-cumulative), the condition or time for payment of dividends and the preference or relation of such dividends to dividends payable on any other class or series of capital stock; the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation; the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable); whether the shares of any series of Preferred Stock shall be subject to redemption by the Corporation and if subject to redemption, the times, prices, rates, adjustments and other terms: and conditions of such redemption. The board of directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Unless the board of directors provides to the contrary in the resolution which fixes the designation of a series of Preferred Stock, neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock nor the consent of the holders of any outstanding Common Stock shall be required for the issuance of any new series of Preferred Stock regardless of whether the rights and preferences of the new series of Preferred Stock are senior or superior, in any way, to the outstanding series of Preferred Stock or the Common Stock.

(b) Certificate. Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate of designation setting forth a copy of the resolution or resolutions of the board of directors, and establishing the voting powers, designations, preferences, the relative, participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the board of directors to be issued shall be made and signed by an officer of the corporation and filed in the manner prescribed by the NRS.

Section 4. Non-Assessment of Stock. The capital stock of the Corporation, after the amount of the subscription price has been fully paid, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles shall not be amended in this particular. No stockholder of the Corporation is individually Liable for the debts or liabilities of the Corporation.

ARTICLE IV
DIRECTORS AND OFFICERS

Section 1.  Number of Directors. The board of directors shall consist of at least one (1) individual and not more than thirteen (13) individuals. The number of directors may be changed from time to time in such manner as shall be provided in the by-laws of the Corporation. The board of directors of the Corporation shall be elected in such manner as shall be provided in the by-laws of the Corporation.

Section 2.  Initial Directors. The name and street address of the director:

Name:                                                                               Address:
Section 3.  Limitation of Liability. The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time.

Section 4.  Indemnification. Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the Corporation, or who is serving at the request of the Corporation as a director or officer of another corporation, or is a l^epresentative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the Corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemmfication under any bylaw agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the Board of Directors may adopt by-laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer.

Section 5- Repeal and Conflicts. Any repeal or modification of Sections 3 or 4 above approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between Sections 3 or 4 above and any other Article of the Articles, the terms and provisions of Sections 3 or 4 above shall control.

ARTICLE V
COMBINATIONS WITH INTERESTED STOCKHOLDERS

At such time, if any, as the Corporation becomes a "resident domestic corporation", as that term is defined in NRS 78.427, the Corporation shall not be subject to, or governed by, any of the provisions in NRS 78.411 to 78.444, inclusive, as may be amended from time to time, or any successor statute.

ARTICLE VI
BYLAWS

The board of directors is expressly granted the exclusive power to make, amend, alter or repeal the by-laws of the Corporation pursuant to NRS 78.120.

IN WITNESS WHEREOF, I hereunder set my hand on 11/21/08, hereby declaring and certifying that the facts stated hereinabove are true.

_________________________
Jillian Sidoti Esq, Incorporator

ROSS MILLER
Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: nvsos.gov

Registered Agent Acceptance (PURSUANT TO NRS 77,310)

Use black ink only - DO NOT highlight	Above space is for office use only

Certificate of Acceptance of Appointment by Registered Agent:

In the matter of  Quantum Assets, Tnc
Name of Business Entity

I, Incorp. Services, Inc.
Name of Registered Agent

am a: (complete only one)

a) X commercial registered agent listed with the Nevada Secretary of State ,
b)     noncommercial registered agent with the following address for service of  process

Street Address	City	Nevada	Zip Code

Mailing Address (if different from street address)	City	Nevada	Zip Code

and hereby state that on 11/21/08 I accepted the appointment as registered agent for the above named business entity. Date Signature:

X	11/21/08
Authorized Signature of R.A. or On Behalf of R.A. Company	Date

Nevada Secretfity or Stale Form RA Acceptance Revised 7-1-08

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **QUANTUM ASSETS, INC.**, did on December 17, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 18, 2008.

ROSS MILLER
Secretary of State

Certified By: A Frieser
Certificate Number: C20081217-2577

ROSS MILLER	Instructions for Initial List and Registered Agent Form
Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: nvsos.gov

Attention: You may now file your initial or annual list online at www.nvsos.gov

IMPORTANT: READ ALL INSTRUCTIONS CAREFULLY BEFORE COMPLETING FORM.

ATTENTION: Pursuant to NRS, the Initial List and Registered Agent form MUST be in the care, custody and control of the Secretary of State by the close of business on the last day of the first month following the organization date. (Postmark date is not accepted as receipt date in the Office of the Secretary of State.)

As of November 1, 2003 the filing fee for a initial list is $125.00. Nonprofit corporation initial lists are $25.00.

TYPE or PRINT the following information on the Initial List and Registered Agent Form:

1.	The FILE NUMBER and NAME of the entity EXACTLY as it is registered with this office.

2.	The FILING PERIOD is the month and year of filing TO the month and year 12 months from that date. Example: if the entity date was 1/12/99 the filing period would be 1/1999 to 1/2000.

3.	The name and address of the REGISTERED AGENT and OTHER names and addresses as required on The list should be entered in the boxes provided on the form. Limited-Liability Companies MUST Indicate whether MANAGER or MANAGING MEMBER is being listed.

4.	The SIGNATURE, including his/her title and date signed MUST be included in the areas provided at the bottom of the form.

5.	Completed FORM, FEES and applicable PENALTIES must be returned to the Secretary of State. Pursuant to NRS 225.085, all Initial and Annual Lists must be in the care, custody and control of the Secretary of State by the close of the business on the due date. Lists received after the due date will be returned unfiled, and will require any associated fees and penalties as a result of being late. Trackable delivery methods such as Express Mail, Federal Express, UPS Overnight may be acceptable if the package was guaranteed to be delivered on or before the due date yet failed to be timely delivered.

ADDITIONAL FORMS may be obtained on our website at www.nvsos.gov or by calling 775-684-5708.

FILE STAMPED COPIES: To receive one file stamped copy, please mark the appropriate check box on the list. Additional copies require $2.00 per page and appropriate order instructions.

CERTIFIED COPIES: To order a certified copy, enclose an additional $30.00 and appropriate instructions. A copy fee of $2.00 per page is required for each copy generated when ordering 2 or more certified copies.

EXPEDITE FEE: Filing may be expedited for an additional $75.00 fee.

Filing may be submitted at the office of the Secretary of State or by mail at the following addresses:

MAIN OFFICE: Regular and Expedited Filings	SATELLITE OFFICES: Expedited Filings Only
Secretary of State Status Division 202 North Carson Street Carson City NV 89701-4201 Phone: 775-684-5708 Fax: 775-684-7123	Secretary of State - Las Vegas Commercial Recordings Division 555 East Washington Ave, Suite 4000 Las Vegas NV 89101 Phone: 702-486-2880 Fax: 702-486-2888	Secretary of State - Reno Commercial Recordings Division 1755 East Plumb Lane, Suite 231 Reno NV 89502 Phone: 775-688-1257 Fax: 775-688-1858
Nevada Secretary of State Form Initial List Instructions Revised on: 7-2-08

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT OF

FILE NUMBER

E0765012008-7

QUANTUM ASSETS, INC.

(Name of Corporation)

FOR THE FILING PERIOD OF DEC, 2008 TO DEC, 2009. Due by Jan 31, 2009

The corporation's duly appointed registered agent in the State of Nevada upon whom process can be served is:

☐ CHECK BOX IF YOU REQUIRE A FORM TO UPDATE YOUR REGISTERED AGENT INFORMATION

Important: Read instructions before completing and returning this form.

THE ABOVE SPACE IS FOR OFFICE USE ONLY

1. Print or type names and addresses either residence or business, for all officers and directors. **A President, Secretary, Treasurer, or equivalent of and all Directors** must be named. Have an **officer** sign the form. *FORM WILL BE RETURNED IF UNSIGNED*
2. If there are additional directors attach a list of them to this form.
3. Return the completed form with the $125.00 filing fee, if no capitalization. A $75.00 penalty must be added for failure to file this form by the last day of the first month following the incorporation/initial registration with this office.
4. Make your check payable to the **Secretary of State**. Your cancelled check will constitute a certificate to transact business per NRS 78.155. To receive a certified copy, enclose an additional $30.00 and appropriate instructions.
5. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, NV 897014201, (775) 684-5708.
6. Form must be in the possession of the Secretary of State on or before the first month following the incorporation/initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties.

FILING FEE: $125.00 LATE PENALTY: $75.00

CHECK ONLY IF APPLICABLE

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)		
	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip
NAME	TITLE(S)		
	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip
NAME	TITLE(S)		
	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip
NAME	TITLE(S)		
	DIRECTOR		
ADDRESS	CITY	St	Zip

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Signature of Officer Title Date

Nevada Secretary of State Form Initial LIST-PROFIT 2003
Revised on: 09/24/03